Exhibit 99.1
 News Release

Ashland announces completion of final separation of Valvoline Inc.

COVINGTON, KY, May 12, 2017 – Ashland Global Holdings Inc. (“Ashland”) (NYSE: ASH) announced today that it has completed the previously announced distribution of 170,000,000 shares of common stock of Valvoline Inc. (“Valvoline”) (NYSE: VVV) as a pro rata dividend on shares of Ashland common stock outstanding at the close of business on the record date of May 5, 2017.

Based on the shares of Ashland common stock outstanding as of May 5, 2017, the record date for the distribution, each share of Ashland common stock received 2.745338 shares of Valvoline common stock in the distribution.

Fractional shares of Valvoline common stock were not distributed to Ashland stockholders. Instead, the fractional shares of Valvoline common stock will be aggregated and sold in the open market, with the net proceeds distributed pro rata in the form of cash payments to Ashland stockholders who would otherwise receive Valvoline fractional shares. The distribution was structured to qualify as a tax-free distribution to Ashland stockholders for U.S. federal income tax purposes. Cash received in lieu of fractional shares will, however, be taxable. Ashland stockholders should consult their tax advisors with respect to U.S. federal, state, local and foreign tax consequences of the distribution.

“With the separation and distribution now completed, we are fully focused on Ashland’s two core priorities for the year – positioning Ashland to deliver against our fiscal 2017 plan and pivoting to become the premier specialty chemicals company,” said William A. Wulfsohn, Ashland chairman and chief executive officer. “Our work in creating two great companies, each positioned for success, would not have been possible without the tremendous commitment and support from our teams around the world.”

BofA Merrill Lynch acted as financial advisor to Ashland in connection with the distribution.  Cravath, Swaine & Moore LLP acted as legal advisor to Ashland in connection with the distribution.

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, personal care and pharmaceutical. At Ashland, we are 6,000 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com to learn more.

C-ASH

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements include statements relating to the potential for the final separation to position Ashland and Valvoline for profitable growth. In addition, Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the strategic and competitive advantages of Ashland and Valvoline, and future opportunities for each company, as well as the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the potential that Ashland does not realize all of the expected benefits of the separation; Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); the impact of acquisitions and/or divestitures Ashland has made or may make, including the proposed acquisition of Pharmachem Laboratories, Inc. (“Pharmachem”) (including the possibility that Ashland may not complete the proposed acquisition of Pharmachem or that Ashland may not realize the anticipated benefits from such transactions); and severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov.  Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise. Information on Ashland’s website is not incorporated into or a part of this news release.

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FOR FURTHER INFORMATION:

Investor Relations:
Seth A. Mrozek
+1 (859) 815-3527
samrozek@ashland.com

Media Relations:
Gary Rhodes
+1 (859) 815-3047
glrhodes@ashland.com